Exhibit 99.1

Transcript of

ClearSign Technologies Corporation

Corporate Update Call

February 24, 2026

Participants

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

Brent Hinds - Chief Financial Officer & Secretary, ClearSign Technologies Corporation

Presentation

Operator

Greetings. Welcome to the ClearSign Technologies Corporate Update Call. At this time, all participant are in a listen-only mode.

I will now turn the conference over to your host, Matthew Selinger, Investor Relations. You may begin.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Good afternoon, and thank you, operator. Welcome, everyone, to the ClearSign Technologies Corporation's update call. ClearSign does have a special meeting later this week, so the purpose of this call is to give a business update ahead of that meeting. I want to note that we will continue our normal practice of regularly scheduled quarterly conference calls.

During this conference call, the company will make forward-looking statements. Any statement that is not a statement of historical fact is a forward-looking statement. This includes remarks about the company's projections, expectations, plans, beliefs and prospects. These statements are based on judgments and analysis as of the date of this conference call and are subject to numerous important risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties associated with the forward-looking statements made in this conference call include, but are not limited to, whether field testing and sales of ClearSign products will be successfully completed, whether ClearSign will be successful in expanding the market for its products and other risks that are described in ClearSign's filings with the SEC, including those discussed under the Risk Factors section of the Annual Report on Form 10-K for the period ended December 31, 2024. Except as required by law, ClearSign assumes no responsibility to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

So with me on the call today are Jim Deller, ClearSign's Chief Executive Officer; and Brent Hinds, ClearSign's Chief Financial Officer. So with that, I'm going to hand it over to Jim.

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

Thank you, Matthew. As always, I'd like to thank everyone for joining us on the call today and for your continued interest in ClearSign. We have received some questions, which we will work into the conversation today. Matthew will lead the call and go through the Q&A session.

And with that, I'm going to hand it back to Matthew.

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Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Great. Jim, Brent, thank you again for taking the time to do this. Brent, the company finished the year strong, and you released preliminary Q4 and full year results over a month ago back on January 7. Would you mind kind of just giving an overview of those preliminary results?

Brent Hinds - Chief Financial Officer & Secretary, ClearSign Technologies Corporation

Yes, Matthew. Thank you. Our preliminary revenues that we released reported approximately $3.6 million for Q4 and a full year revenue number of $5.2 million. In our call, we reported $3.6 million for the full year of 2024. So it's very fair to say that Q4 was a record revenue quarter for us. I also believe it's important to note that we've consistently reported double-digit year-over-year growth for the past three years, I mean reporting a three-year compound annual growth rate of approximately 141%.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay, great. And that was full year revenues were up approximately 44% year-over-year.

Brent Hinds - Chief Financial Officer & Secretary, ClearSign Technologies Corporation

Yes, that's correct.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay. So Brent, again, what product lines were the drivers of that record Q4 revenue?

Brent Hinds - Chief Financial Officer & Secretary, ClearSign Technologies Corporation

The majority of the record revenue was from our 26 burner order to that petrochemical company down in the Gulf Coast. But I think it's more important to note that our fourth quarter revenues also included revenues from our other offerings like Flare offering. We were able to execute engineering services like CFD studies and installation service revenue. We also recognized other process burner revenues from customer witness tests, two CFD studies with two unrelated customers. We also delivered some spare parts orders as well. I believe this shows progression on our two strategic initiatives; one, diversification and the other one, market penetration, but Jim can talk to that in more detail.

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes. I'll just give a little bit of color. I mean that trend is certainly continuing. We've recently launched what we're calling the Gen 2, the new ClearSign Core burner technology. This was a result of the DOE SBIR funding program, the flexible fuel burner. I think the combination of that technology and the experience people in the industry have had from our recent orders have led to a significant uptick in the inquiries and engagement in our process burner line. The midstream industry continues to be strong. We've seen a very healthy income of inquiries for the M Series burners and our Flare product line has continued to grow both in the number of opportunities and in the scope of those opportunities. But just to follow on from what Brent was saying for everyone, I mean, amongst all of those, we continue the services and very importantly, as we get equipment out in the field, it continues to generate aftermarket business for us, especially in the parts sales. And as we get more equipment out into the market, that will only increase and will continue to become an increasingly meaningful revenue stream for ClearSign.

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Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Great. So going back to that 26 burner order, Jim, could you remind us who that was for?

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

That was going down to a major petrochemical company down on the Texas Gulf Coast.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Great. And when will this be installed and fired up?

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

So the order was completed that was ready to ship by the end of last year. That was kind of -- I think it shipped down early this year. It is due to be installed, I believe, late Q2. We don't have exact dates for the startup but I expect it to be around the middle of the year.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay. But Brent, you mentioned that we were able to book the majority of the revenue for this.

Brent Hinds - Chief Financial Officer & Secretary, ClearSign Technologies Corporation

That's correct.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay, great. And keeping with this customer then, and we did discuss some of this on our last call back in Q3. The same petrochemical client had ordered comprehensive testing of the new 100% hydrogen capable burner. So Jim, why would a company do this?

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

I obviously can't speak for the customer but what we've obviously talked about it with them in informal conversations. What we know is this testing was truly comprehensive. We had a wide range of different fuel gases. We had to demonstrate the burner across and those fuel gases were chosen to represent the fuel gases of this client's facilities around the world, so it's definitely looking wide range. They were with us for about a week. So we spent a lot of time looking at this burner. This is truly a very comprehensive testing. And I believe that they are assessing this new technology. They've got experience of this technology from the job going down to the Gulf Coast; they were very involved in that. And at this stage, I believe they're looking at their technology upgrades and their plans and scheduling for their fleet and, as part of their planning, they're looking for the role of ClearSign technology in those plans.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Right. So again, you ran the fuel specs from the kind of their global fleet, if that's correct?

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Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

I mean we've -- they represented the extremes of the global fleet, right. You don't do all of them, but a summary of them, you, right, take the blends, the fuels available and you mimic the fuels of the different sites.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

All right. And was this testing completed?

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

It went really well. Yes, it was completed. We've gone through a thorough report that's been submitted, and they were in attendance through this testing. As I said, they were with us for about a week and put the burners to its bases.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

And that was all in Q4. So are there discussions going on with this customer regarding additional deployments?

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes. I mean I need to be careful because, obviously, a lot of this is considered confidential. I think it's fair to say that we are in good faith planning. We do not -- to be clear, we are not working on any specific orders at this time. But obviously, we wouldn't be working in this nature with the client if we didn't believe there was future interest in it for ClearSign.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay. So moving away from that one customer, let me ask about process burners from a larger market perspective. And let's start with the announced orders in terms of kind of getting into the pipeline here. I know we've announced two large orders, one from a super major and one from we're calling it a name brand, and we describe it as such since you could, for instance, see this name when you're driving around to fill your gas. Would you mind diving in and talking about those two orders, Jim?

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes. I think there's a really good starting point. So these are both very well-known major refiners. So these orders we have to date, the orders that get often progressed from an engineering phase to a testing phase and then into manufacturing equipment. We're in that first phase, so this is the early engineering. The first is 36 burners. This is going down to a single heater on a Gulf Coast refiner. And the second is the 32 burners going out to a California refiner. I think one of the -- I want to put here is when we start -- these are bigger clients. These are globally known household name clients. These refineries process a lot more oil into gasoline. The heat is a lot bigger. They've got a lot more heaters. So as we're moving into this type of customer, a single order can encompass a lot more burners. So here, the 36 burners going down to a single heater in Texas, this is a significant development for ClearSign and the same for 32 going out to California.

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Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

And the 32 is two heaters for one order.

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

It is, yes.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

So bigger, both in a sense are much bigger than anything we've announced in the past.

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

That’s correct. Yes.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Yes. Great. So can we talk more about the pipeline, if you don't mind, besides the announced orders, are you talking to other companies? And perhaps give us what visibility you can to that pipeline?

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes. I mean, yes, there's a whole range of different ways that these inquiries come to us. But I think one of the big shifts for ClearSign is just the number of major clients that are now coming to us for inquiries. There's right, just from these, I mean, they're on our sister sites of some of the existing customers that we have inquiries with them. We have other clients that have come to us through our own sales outreach. I think they obviously talk to the other people within the industry, within inquiries. And we actually -- what's really interesting is we've had -- there are some major clients out there that we've not been able to get to talk to personally, yet we have those clients through engineering companies still coming back and asking for ClearSign solutions to be included in their future planning. So it's a really good sign. I think the industry is quite tight knit but the fact that we've had people from the industry spend a lot of time looking at this burner, we've completed the manufacturing and the shipping of the burners going down to the Gulf Coast, I think that is getting recognized and leading to a lot more confidence with the rather big decision-makers within the industry to start to engage us in their planning process.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

And then so would you be willing to go out and let maybe quantify some of this kind of prospect pipeline?

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

I can. I mean these are -- right, they're known -- they're not -- we don't have all respects, but they're known opportunities for us. And let me -- to get an idea of where these numbers come from, as an example, one of these clients, right, through our sales outreach has reached out to others in the industry that have had personal experience with our burners. And as a result, have identified, I believe it's about 10 heaters within their global refiners or refineries that would need burners and the ClearSign should be a good solution for, right. We've not received all those specifications yet, but that's one particular -- just from one particular company. We do actually have the first of those 10, we're still waiting for the rest. But it's not just to how these numbers have recently built up from my side, why we're getting so excited about what we're seeing for the long-term prospects of ClearSign. But you asked about numbers, so that understood, I mean, aggregating the numbers we've got, I believe the inquiries on our horizon that we're aware of are totaling between 200 and 300 burners.

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Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Burners, right.

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

200 and 300 burners, and they're probably spread over about 15 to 20 heaters is our estimate from what we've been told and been able to pick up to-date.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay, great. So you mentioned again, one potential client may actually have up to 10 heaters themselves. And then the market dynamic that you addressed earlier, I wanted to maybe just kind of go back and highlight that you mentioned, obviously, we're working with bigger and bigger customers. These customers have bigger facilities, thus they have bigger heaters. In the past, again, we've talked about multiple burners in a heater maybe being four to five. You just said a while back that these heaters, for instance, their current order flow, one is 36, there's 32 divided over two. So again, we are now dealing with bigger and bigger companies, thus, in a sense, potential bigger, bigger projects. Isn’t that?

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

That's right. I think on top of that, the key people we're working with work across multiple refineries within that same customer. So as they get experience of ClearSign technology, it's not only that one refinery that gets experienced effectively, it's pass-through. They are responsible working on projects across the other refineries within that company at the same time.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay. Well, I'm going to ask a high-level question, and I hope it doesn't come across as silly by any means. But is ClearSign a known entity in the process burner world in your opinion?

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes, it's hard. So I think the evidence that we have supports that, right. The shift in the opportunities that we're getting, especially the fact that we are getting inquiries from end users that we have not been able to talk to directly that they have still asked for our technology to be included in their projects. And I think it's another data point, if you like, we are -- also, we're very proud of this new burner we've got. I think it's an incredible thing for the industry. We're putting on a demonstration day at Zeeco in April. Previously, there are a number of key people within the major refiners and petrochemical companies have tried to get in and while we get time, we talk to them, we've not really got serious consideration for them. We have those people coming into this demonstration, right. They've taken their time out. They're flying installed, so to spend a day with us. So the fact that we're -- it looks like that everyone is starting to understand and to have confidence in what ClearSign can offer and to give it enough consideration to be able to carve time out of their schedule, I think is very supportive of us being recognized in the industry for what we can actually do.

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Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Yes, that's great qualitative information. Let's shift the conversation here to an adjacent product, the M Series, which again is focused on the midstream. We had an initial flurry of orders when it was first announced. And then towards the end of the year, we had a few more. And this product has mainly been sold through channel partners like heater manufacturers, THM, Devco. What are we seeing with this product line, Jim?

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

We're actually seeing a lot of activity in the midstream and the gas pipeline industry has been very buoyant. Admittedly, we have not seen a lot of orders in the last few months, but that does not reflect what we're seeing in the interest in the industry. I mean just to put some round numbers to this, we have about 50 active proposals for M Series burners at this time and, in the last week or so, we've had another 12 inquiries come in that we've not yet had the chance to quote. So they're coming in rapidly. There's a lot of interest. So, while there's not been a lot of orders, the fact we've got that number of quotes out there, I am very optimistic that these will obviously come through the system and turn into purchase orders at some point in the future.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay. And are you willing to put a potential ballpark price tag on those 50?

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes, I did. Sum them up, it's in the region of $10 million, if you look at the sales price.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay. Fair enough.

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

I mean clearly, they're not all going to come in. They do tend to move out, but having that many out there gives us very good confidence we're going to get a very meaningful stream.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Yes, it's a healthy sales.

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes, exactly.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Yes. I did mention Devco in the previous remarks there. And many of our investors -- and this is an investor question as well, by the way, so thank you. It was in the news that Devco has recently acquired by Zeeco. What do you think this means for us?

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Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

I'm actually quite excited about it. We obviously saw the news. We're actually in close contact with Devco. We can talk to Devco. We -- in fact, I was reaching out to Zeeco to ask about how this relationship develops, they were actually reaching out to us at the same time with the same question about how can they continue to buy the ClearSign M Series burners for the Devco business, so that was very positive. What I've been led to believe is Zeeco bought Devco to invest in that business and to grow it. Zeeco have huge resources. So I believe that they're looking to put more resources on the Devco business and actually get -- bringing more business. And through the conversations about them continuing to use the ClearSign burners, I'm actually -- I think this is going to be very good for us. We also have a very good relationship with Zeeco, we had a good relationship with Devco as well, but from that perspective, I don't think there's anything but good news on this with ClearSign.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay. So going back to some of the early comments about Q4 that Brent mentioned, having revenue contribution from multiple product lines. One of them was Flares. We did just announce another Flare order and in fact, a Flare system. Jim, could you give more color on what this order is and what does the system compared to just a Flare burner?

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes. Maybe if I can, it make sense just to take it back one step further and explain what the Flare burner is and where this is going. I mean these -- so the -- there are many types of Flare in the industry. This particular type that we sell is going into clients like the oil companies pulling oil out of the ground. There is often a low-quality waste gas that comes out of those oil fields that they have to -- if it's out in a remote area, it has to be disposed of cleanly and that's the flare that we sell allows them to do that. It's an enclosed flare, it burns in a big vessel. The key -- or a couple of key features of the ClearSign technologies is we can do that and guarantee low NOx emissions, which is a requirement that's increasing in the Western states.

We also have the ability to burn completely a very low-quality gas. The gas can have a lot of inerts in it, a lot of things that don't burn very easily; we're able to handle that. The Flare burners that we've been selling was a special burner element that could be, at that point, be fitted into somebody else's Flare, maybe replacing a burner that wasn't working properly or had some other problems. So we could upgrade the existing equipment to meet that performance criteria but what we've found recently is the clients have often a need to upgrade the entire system. And we've developed that from selling just that burner technology in order to be in the ballpark $150,000, $200,000 into supplying more and more component of the complete system, which will include the vessel and the controls and the fuel control systems that go into that Flare. And that takes a single order of what would have been a 200-pound burner, we're able to leverage that into about $1 million systems order.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

So this order was closer to that -- by the way, it was the fifth order from the same customer. So now we're really a supplier to them. But you would suffice to say that this would be closer to that latter number you just quoted.

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Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

It's actually right around in that range, yes.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

That's great. And then so what does the pipeline look like in regards to this product line?

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

It's actually looking quite healthy. This is a product that's continued to grow. So this particular client obviously has experience of ClearSign Flares. This is their fifth order. We believe that they have the need for or very likely the need for more Flares in their future. These regulations are in the Western states. So we believe that also that there are -- there's more opportunities outside of this one client for us to grow into. And as we supply more of the equipment, I think the scope is going to get bigger. We're going to be selling more of the systems but there's other variations of it as well. I think another interesting feature is essentially, if you take the Flare structure and you turn it horizontally, it becomes a thermal oxidizer, which we can also make and sell as the systems. And we actually have some very solid proposals out and leads for thermal oxidizer systems in the future as well. So in terms of growth, I think there's more with this client, there's more clients, there's more space. And then we've taken the technology and we've also got it adapted as a thermal oxidizer configuration as well and have clients for that type of system.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Interesting. So again, this is a product line that for a while was kind of, call it, quiet, but it sounds like it's a product line that's growing quite healthily for us, could be quite a contributor going forward.

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

I believe so, especially when the orders are coming in, in the, let's say, $500,000 to $1 million a piece, it has the ability to be a very significant revenue stream for ClearSign.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Great to hear. Speaking of revenues, I'm going to pivot to some financial details, Brent. What was the approximate cash balance at year-end?

Brent Hinds - Chief Financial Officer & Secretary, ClearSign Technologies Corporation

It was approximately $9 million.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

It was $9 million?

Brent Hinds - Chief Financial Officer & Secretary, ClearSign Technologies Corporation

That's correct.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

And that's down from just over $10 million at Q3.

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Brent Hinds - Chief Financial Officer & Secretary, ClearSign Technologies Corporation

Yes, that's correct. Now recall, we started the year in 2025 at approximately $14 million in cash. So we ended the year with approximately $9 million in cash that brings our average quarterly burn rate to about $1.25 million.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay, great. That's great information. I'm going to go and bring in another question here from one of our investors. So thank you, investors again for sending questions in ahead of time. But Jim, there's been some news recently about federal regulation changes and in particular, the recent repeal of the Endangerment Finding. Is this affecting your business now or do you see that it may?

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

First of all, yes, this question, thank you. We've actually heard from other investors as well, it's always good to know all your interest. Thanks for the question. I think there's two elements this both -- the short answer is no, we don't. I think the -- the technical reason is the Endangerment Finding regards CO2 emissions and predominantly the vehicle emissions, right. So that in itself does not affect ClearSign. The main driver for ClearSign is the NOx emissions, which is a criteria, one of the emissions that were at the basis of the EPA regulations and we've seen no indication that there's any pressure or question as to why the NOx regulation should be reduced. In fact, we continue to see them be tightened up. We see them, right. Texas is in the process of finalizing their plan; of course, we've recently seen the regulations updated in California; and from general news in the industry, it's a continuing trend. So we're not seeing that reduced. I think the other answer -- the other way to look at this is we talked about the amount of work that's out there for ClearSign, the amount of projects that the refiners are asking for ClearSign solutions for, we're seeing the same in the midstream that a lot of NOx burners are getting a lot of inquiries, a lot of traction. The reason we're talking to Zeeco about continuing to supply our burners into Devco now part of the Zeeco business, all of those are driven by NOx emissions. That's not just from us, just the feedback from the market is suggesting that no one has taken their foot off the gas, maybe it's a bad pun. Regarding NOx emissions, yes, so at this point, I'm seeing no reasons to be concerned or any effects of that on ClearSign.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Great. I want to bring in another question that came in from an investor that I still get quite a bit and we did address a bit of this on the Q3 call, Jim, but why don't we give the names of customers?

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

Okay. This is very -- believe me, if we could do this, we are not holding this back. We would absolutely love to introduce these names. I absolutely understand that it's a common question, something people -- we get it, it comes up. The short answer, we have very extensive contracts, as you'd imagine, when you're dealing with companies like the major oil companies and petrochemical companies and within those, right, there's NDAs and there's very strict language around disclosures, and they're very protective of the use of their name and that prohibits us from -- the short answer is we're actually prohibited by those contracts we have to sign with them or our purchase orders that prevents us from using their name, yeah. We would very much like to do so, but we have to abide them and want to abide by their contracts because we want to be continued suppliers to them, they have to trust us.

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Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Yes. And I'll give you a little color, too. I mean, on the Q3 call, we did address this as well. I think on the Q3 call, as a reiteration, we mentioned that we're working with three out of the call, five to seven super majors, right, depending on whose definition you use. We mentioned other companies as household names. And again, the term we're using is we should probably use it as called drive timing. If you're driving around and maybe you need to fill your gas, you may see these -- fill your gas up at one of these companies or things like global petrochemical companies, right? So the point is that we're working with bigger and bigger companies, like you said, Jim.

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes. And when we -- I think it's important to be able to categorize the company as an investor to understand the prominence, significance of the customers we work with maybe to assess the potential future work that they may have and to gauge the development of ClearSign the fact that we are getting orders now and engagement from top-tier global super major companies. That has been one of our -- something we talked about doing for a long time. We're finally -- we're getting the -- when they come in, they really just started to come. I won't say all the ones, but very quickly.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

And the dynamics, which you just mentioned, the dynamics that come with these larger customers to break it out simply, larger companies have larger facilities. These facilities have larger heaters, right? The heaters hold more burners on average, right? We're talking about maybe what, 10 average and upwards, so thus larger projects for us. That's the dynamic that comes attached to -- and again, these names or non-names that we're giving you or descriptors and what it means for our business.

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

That's why while we can't name them, it's very important to understand the size of these companies and the fact that when we get an order from them, it's typically not going to be for three or five burners, it may be for 36 in the case going down to Texas or 20, but a significantly bigger number. And we've -- we put numbers out there for ClearSign to get to breakeven in about 160 burners of the process burner type of that number. This is where that comes from. When you start to see a heater coming in at 30-plus burners, it's very easy to see how you get to that number. Maybe you add an affair at $1 million that's worth 10 of those burners in revenue. Yeah, those numbers add up very quickly. So there's a -- this is where there's a lot of business. We just have to get to the point where we're getting into this type of work that we can now start to see this really building up in our pipeline.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

This is that road or that path the numbers you're talking about. Great. Last one on this, though. Do you believe there will be opportunities in the future that we may hear any of these companies' names that we may be able to use them or they may even release their name in conjunction with our technology?

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Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

I do and my past experience supports that. I think the -- it's very likely once we get these projects that we're now excited because we get [inaudible] as these projects go through the process and get to be installed and successful, typically, at that point, in fact, it's not just mentioning their names, we get to jointly present -- or expect to jointly present with those clients at tech conferences. They may be putting their own publicity out because being involved in ClearSign shows them going the extra mile to buy clean air to the local constituents. It's good news for everybody involved. It's good news for local regulators. They can show that they're doing their job. So I think it's -- nothing is guaranteed, but I think it's very likely that in the future, we will be able to use their names, they will actually be promoting their engagement with ClearSign. Until we get there, we're going to have to just try and give a fair description of the magnitude and really how important these clients are to ClearSign at this time.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay. So we've gone through then all the questions, obviously, that have been submitted ahead of time and that I had. So Jim, at this point, would you give a summary or maybe a state of the union of the ClearSign business?

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes. I mean I think this is a very -- although it's not a typically scheduled quarter call, I think based on what we've been seeing recently is a very timely call. The combination of the SBIR DOE funded burner and what we've labeled the Gen 2, ClearSign called Gen 2, this is the new flexible fuel burner. The combination of having that burner properly developed and being able to demonstrate it and spend time with some very respected and key people within the industry and then in conjunction with that working with Zeeco and completing the testing, the manufacturer and shipping the burners down to that Gulf Coast project and having that go as well as it has done, I believe just the conversation of that information disseminating in industry has really led to a growth in confidence of ClearSign within the industry and the serious buildup of high-profile, very large opportunities for ClearSign to fit and this is very significant for us. The midstream business we talked about continues to be strong. We've had a very steady growth [Phonetic] there. I'm very excited about the joining of Devco with Zeeco. Zeeco has been a fantastic partner for them to bring that Devco business within Zeeco, I think, can only be good news for ClearSign. We talked about the steady increase of our Flare business, not only the number of opportunities, but the increasing scope going from a burner sale to a full system sale, I believe that has got great potential for ClearSign.

I'm actually going to loop back right to the start of this conversation, we talked about the aftermarket. It is a significant revenue stream for us right now, but it's not a huge revenue stream for us right now. When you look at the ClearSign business, truly what gets me excited is all of these orders that go out, I see these as being continuing support that ClearSign provides to our clients. But what that means for ClearSign is that is a continuing aftermarket business, and that will continue to grow as we get this equipment out. So getting these bigger orders out to more burners out in the field means more aftermarket. Our clients want the aftermarket service. That's us supporting our clients. It's also a great business for ClearSign. And that is a very big part of the growth of the burner company and is a very big stream of not just revenue, but there's a lot of profit margin in the aftermarket parts for us as well.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay. And then maybe the very last thing, Jim, are there any sort of acknowledgments you'd want to send out to some of these partners or collaborators?

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Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

Year, there are. Thank you. There's -- I'll say two, I just want to flag three things. And I'll do the first one. We are a small company. We built ClearSign to be an asset-light company. We have a team of very talented people, right? You can see here we're having to get involved in many things. We change our technology very quickly. We develop and market rightly. They've had to be very adaptable. They've had to work well as a team, and I'm very appreciative of the work of the ClearSign team.

But two other callouts, I actually want to call out the DOE and the SBIR program. That program has contributed ballpark $2 million to the development of our flexible fuel burner we now labeled as Gen 2. The specifications for that project, I think, was spot on with the industry needs, so a very well-positioned product. This is a burner that can operate across all of the fuel gas that is currently being consumed today and is capable to be ready for a fuel of tomorrow, the hydrogen fuels when they need it. That means we've got a burner that the clients can put in now that does everything they need and meets the most stringent NOx emissions that we are seeing in the industry. And after they've done that, they are ready to accept the fuels of tomorrow. So it's a very well positioned burner and that project worked wonderfully, that is a fantastic burner that we've ended up with. So that SBIR program has really done a good job here and I just want to acknowledge that. And for those who want I'd just say, I really appreciate what they're doing.

The second is our relationship with Zeeco has been strong. They've been an incredible partner for us. They've supported us through R&D testing. They support us through customer demonstrations. They obviously manufacture the process burners for us, potentially manufacture the midstream burners for us as well, especially for the Devco business. But I want to point out the burners going down to the Gulf Coast petrochemical company. From the top ownership of Zeeco down to the guys doing the crating and getting that product done on time for us, they worked with us step by step, working up towards that deadline at the end of last year as the holidays are approaching, they work through weekends, they work long hours to make sure they met those dates. And I really think they show their character and their attitude towards this partnership in getting that done. And for all those guys involved, obviously, thank you to the public personally, but I'd like to probably just acknowledge what they've done and call out Zeeco for -- it's done a fantastic job for us.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Great, okay. Well, Jim, Brent, thank you guys for taking the time to do this. On behalf of the investors as well, again, thank you so much for taking the time to do an extra kind of update call here. Thank you, all the investors for taking the time to listen to the update. We look forward to updating you on future developments and speaking with you on our regularly scheduled calls. The next one will be the full year call in April but in the meantime, please check in other developments either on the website and behind-the-scenes updates follow us on LinkedIn if you don't already. So thank you.

Brent Hinds - Chief Financial Officer & Secretary, ClearSign Technologies Corporation

Thank you, everyone. Thanks.

Colin James Deller - Chief Executive Officer, ClearSign Technologies Corporation

Thanks.

Operator

This concludes today's conference, and you may disconnect your lines at this time. Thank you for your participation.

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